SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                         AMENDMENT NO. 1

                            FORM 8-K/A


                          CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15 (d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported)
                        December 31, 1996



                          ARISTAR, INC.
      (Exact name of registrant as specified in its charter)

             DELAWARE            1-3521          95-4128205
   (State or other jurisdiction  (Commission     (I.R.S. Employer
   of incorporation)             File Number)    Identification No.)


             8900 Grand Oak Circle, Tampa, Florida   33637-1050
                 (Address of principal executive offices)


            Registrant's telephone number, including area code
                            (813) 632-4500

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

   (a) Financial Statements of Business Acquired.

   Included after the signature page of this report as follows:


                                                               Page

   Index to Consolidated Financial Statements of
    Blazer Financial Corporation                                1

   Report of Independent Certified Public Accountants           2

   Consolidated Statement of Financial Condition at
    December 31, 1996                                           3

   Consolidated Statement of Operations for the year
    ended December 31, 1996                                     4

   Consolidated Statement of Changes in Stockholder's Equity
    for the year ended December 31, 1996                        5

   Consolidated Statement of Cash Flows for the year
    ended December 31, 1996                                     6

   Notes to Consolidated Financial Statements                  7-18



   [Items 7(b) and (c) are not amended hereby.]

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              ARISTAR, INC.


                              By:
                                 /s/ James A. Bare
                                 James A. Bare
                                 Executive Vice President and Chief
                                 Financial Officer (Chief Accounting Officer)


Date:      March 12, 1997

                      BLAZER FINANCIAL CORPORATION


                           Table of Contents



                                                                Page

     Report of Independent Certified Public Accountants           2

     Consolidated Statement of Financial Condition at
      December 31, 1996                                           3

     Consolidated Statement of Operations for the year ended
      December 31, 1996                                           4

     Consolidated Statement of Changes in Stockholder's Equity
      for the year ended December 31, 1996                        5

     Consoldiated Statement of Cash Flows for the year ended
      December 31, 1996                                           6

     Notes to Consolidated Financial Statements                 7-18

     Report of Independent Certified Public Accountants



     To the Board of Directors and Stockholder of Blazer Financial Corporation


     In our opinion, the accompanying consolidated statement of financial condition and the related consolidated statement of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Blazer Financial Corporation and its subsidiaries at December 31, 1996, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


     PRICE WATERHOUSE LLP
     Tampa, Florida
     February 14, 1997

     Blazer Financial Corporation and Subsidiaries

     Consolidated Statement of Financial Condition
     December 31, 1996


     (Dollars in thousands)
          Assets

     Cash and due from banks                                   $     43
     Money market accounts                                        1,472
     Cash and cash equivalents                                    1,515

     Time deposit accounts                                       15,174
     Investment securities                                        9,741
        Total investments                                        24,915

     Loans                                                      233,525
     Less:
       Allowance for loan losses                                 (5,936)
       Unearned interest and fees                                (3,253)
       Net loans                                                224,336

     Property and equipment, net                                    224
     Accrued interest receivable                                  1,880
     Deferred tax asset                                           1,965
     Excess of cost over equity of acquired companies,
       net of accumulated amortization of $603                    1,678
     Other assets                                                    94

       Total assets                                           $ 256,607

       Liabilities and Stockholder's Equity

     Deposits:
       Certificates of deposit $100,000 and over              $  10,674
       Other interest-bearing deposits                          136,406
     Total deposits                                             147,080

     Accrued interest payable                                       801
     Credit lines - affiliate                                    67,577
     Accounts payable - affiliate                                 1,167
     Income taxes payable - affiliate                               410
     Other liabilities                                              579
     Note payable                                                 4,200

       Total liabilities                                        221,814

     Commitments and contingent liabilities (Notes 3, 12 and 13)

     Stockholder's equity:
       Common stock, $1 par value; authorized - 10,000 shares;
        issued and outstanding - 1,000 shares                         1
       Additional paid-in capital                                 7,948
       Net unrealized holding gain (loss) on investment
        securities (net of taxes)                                   (36)
     Retained earnings                                           26,880
     Total stockholder's equity                                  34,793

     Total liabilities and stockholder's equity               $ 256,607

     See Notes to Consolidated Financial Statements.

     Blazer Financial Corporation and Subsidiaries

     Consolidated Statement of Operations
     For the Year Ended December 31, 1996

     (Dollars in thousands)

     Interest income:
       Loans, including fees                                      $  24,740
       Investment securities and interest-bearing deposits            1,547

     Total interest income                                           26,287

     Interest expense:
       Deposits                                                       9,232
       Other                                                          2,589

       Total interest expense                                        11,821


       Net interest income                                           14,466

     Provision for loan losses                                          456

       Net interest income after provision for loan losses           14,010

     Other noninterest income                                           245


     Noninterest expenses:
       Salaries and wages                                             2,998
       Occupancy and equipment                                          660
       Amortization of excess cost over
        equity of companies acquired                                     57
       Other                                                          2,487

       Total noninterest expenses                                     6,202

       Income before income taxes                                     8,053

     Intercompany charge in lieu of income taxes                      3,132

     Net Income                                                    $  4,921


     See Notes to Consolidated Financial Statements.

Blazer Financial Corporation and Subsidiaries

     Consolidated Statement of Changes in Stockholder's Equity
     For the Year Ended December 31, 1996


     (Dollars in thousands)


                                              Net
                                          Unrealized
                                         Holding Gain
                                   Additional    (Loss) on
                            Common    Paid-in     Investment  Retained
                            Stock     Capital     Securities  Earnings   Total

     Balance at
      January 1, 1996          $1       7,948       (23)       21,959   29,885

       Net income                                               4,921    4,921

       Net unrealized holding
        loss on investment
        securities                                  (13)                  (13)


     Balance at December 31,
      1996                    $ 1     $ 7,948     $ (36)    $ 26,880  $ 34,793



     See Notes to Consolidated Financial Statements.

Blazer Financial Corporation and Subsidiaries

     Consolidated Statement of Cash Flows
     For the Year Ended December 31, 1996


     (Dollars in thousands)

     Operating activities
       Net income                                           $   4,921
       Reconciliation of net income to net cash
        provided by operating activities:
       Provision for loan losses                                  456
       Depreciation and amortization                              129
       Net accretion of discount on assets acquired
        and liabilities assumed                                (1,302)
       (Increase) decrease in assets:
          Accrued interest receivable                            (270)

          Deferred tax asset                                      117
          Other assets                                             41

       Increase (decrease) in liabilities:
          Accrued interest payable                                (77)
          Income taxes payable - affiliate                        496
          Accounts payable - affiliate                         (2,114)
          Other liabilities                                        (4)

       Net cash provided by operating activities                2,393

     Investing activities
       Purchases of investment securities
        and time deposit accounts                             (12,860)

       Proceeds from maturities of investment
        securities and time deposit accounts                   12,031

       Net increase in loans                                  (39,081)

       Purchases of property and equipment                       (121)

        Net cash used in investing activities                 (40,031)

     Financing activities
       Net proceeds - note payable                              4,200
       Net proceeds - credit lines - affiliate                 46,258
       Net decrease in deposits                               (14,581)

        Net cash provided by financing activities              35,877

     Net decrease in cash and cash equivalents                 (1,761)

     Cash and cash equivalents
       Beginning of year                                        3,276

       End of year                                          $   1,515

     Supplemental disclosures:
       Interest paid                                        $  11,572

       Intercompany payment in lieu of income taxes         $   5,508

     See Notes to Consolidated Financial Statements.

     1. Summary of Significant Accounting Policies:

  Blazer Financial Corporation (the "Company") is a wholly-owned subsidiary of Aristar, Inc. ("Aristar"). Aristar acquired the Company on December 31, 1996 from its affiliate, Great Western Bank ("GWB"). Prior to this date, the Company was an indirect wholly-owned subsidiary of GWB. The ultimate parent company both prior to and after the acquisition of the Company by Aristar is Great Western Financial Corporation ("Great Western").

  The Company is engaged in the industrial banking business through its two wholly-owned subsidiaries, First Community Industrial Bank ("FCIB"), with seven bank branches in Colorado, and Great Western Thrift and Loan ("GWTL"), with four bank branches in Utah. The Company's accounting and reporting policies conform with generally accepted accounting principles and general practices of the banking industry. The following is a description of the more significant accounting and reporting policies.

  Principles of Consolidation

  The consolidated financial statements include the accounts of Blazer Financial Corporation and its subsidiaries, all of which are wholly-owned, after elimination of all material intercompany balances and transactions.

  Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Investment Securities

  Debt and equity securities are classified as available-for-sale and are reported at fair value, with unrealized holding gains and losses excluded from earnings and reported, net of taxes, as a separate component of stockholder's equity.

  Gains and losses on investment securities are recorded when realized on a specific identity basis. Investment security transactions are recorded using trade-date accounting.

  Loans

  Loans are stated at the principal amount outstanding. Interest income on loans is accrued principally using constant yield methods. All loan fees and directly related lending costs are deferred and amortized as an adjustment to yield over the contractual life of the related loans. Unearned interest and fees are comprised primarily of unamortized loan origination and other fees, net of related costs.

  Loans are placed on nonaccrual status and interest is not recorded currently if payment in full of principal or interest is not expected or when the payment of principal or interest is more than 90 days past due. Accrued interest earned is reversed at the time such loans become nonaccrual loans. Instalment loans are charged off when they become five payments past due. Loans are classified as restructured when concessions, extended maturities or reduced interest rates have been granted because of the debtor's inability to meet the original terms. Interest income on restructured loans is recognized on the accrual basis at the restructured interest rate.

  Allowance for Losses on Loans

  The allowance for loan losses is increased by provisions for loan losses charged to expense and reduced by loans charged off, net of recoveries. The provisions for loan losses are determined based on management's evaluation of past loan loss experience, current economic conditions, the composition and size of the portfolio and reviews and evaluations of specific loans. The allowance for loan losses is maintained at a level considered adequate by management to provide for potential losses inherent in the existing loan portfolio.

  Fair Values of Financial Instruments

  Quoted market prices are used, where available, to estimate the fair value of financial instruments. Because no quoted market prices exist for a significant portion of the Company's financial instruments, market value is estimated using comparable market prices for similar instruments or using management's estimates of appropriate discount rates and cash flows for the underlying asset or liability. A change in management's assumptions could significantly affect these estimates; accordingly, the Company's market value estimates are not necessarily indicative of the value which would be realized upon disposition of the financial instruments.

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

    Investment securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

    Loans receivable: The approximate fair value of loans is estimated by discounting the future cash flows using current rates at which similar loans would be made with similar maturities to borrowers with similar credit ratings. The fair value is not adjusted for the value of potential loan renewals from existing borrowers.

    Deposit liabilities: The fair values disclosed for fixed-rate savings certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected maturities on time deposits. The fair values disclosed for savings and money market accounts are, by definition, equal to the amount payable on demand at the reporting date.

    Credit lines - affiliate: The carrying amount reported in the statement of financial condition for the credit lines - affiliate approximates its fair value because substantially all the balance bears interest at a variable rate.

    Note payable: The carrying amount reported in the statement of financial condition for the note payable approximates its fair value given its callable feature.


Property and Equipment

Property, equipment and leasehold improvements are stated at cost, net of accumulated depreciation and amortization. Depreciation provisions are computed principally using the straight-line method and are charged to operating expense over the estimated useful lives of the assets. Costs of major additions and improvements are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred.

Excess of Cost Over Equity of Companies Acquired

The excess of cost over the fair value of net assets of companies acquired is amortized on a straight-line basis, generally over periods of up to 40 years.

Income Taxes

The Company is included in the consolidated Federal and State income tax returns filed by Great Western. Currently payable income taxes will be remitted to Great Western. Federal income taxes are allocated between Great Western and its subsidiaries in proportion to the respective contribution to consolidated income or loss, while state taxes are allocated on a separate return basis.

Taxes on income are determined using the liability method as prescribed by Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (FAS 109). This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, FAS 109 requires the consideration of all expected future events other than enactments of changes in the tax law or rates.

Statement of Cash Flows

For purposes of reporting cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 1996, cash equivalents include cash and due from banks and money market accounts. The adjustment recorded in the Statement of Changes in Stockholder's Equity for related net realized holding gains (losses) on investment securities is a noncash transaction and is not included in the Statement of Cash Flows.

2.  Investment Securities:

  The amortized cost, unrealized holding gains or losses and approximate fair value of investment securities at December 31, 1996 are as follows (in thousands):

                             Amortized    Unrealized Holding     Approximate
                              Cost        Gains       Losses      Fair Value

  U.S. Government agency
   securities              $     1,800    $     1    $    15      $    1,786
  Federal Home Loan Bank
   stock                         1,433                                 1,433
  Structured notes               2,348                    50           2,298
  Corporate bonds                1,593                    19           1,574
  Certificates of deposit       15,174                                15,174
  Obligations of states and
   political subdivisions          555         24                        579
  Mutual fund investments        2,071                                 2,071

    Total                  $    24,974    $    25     $   84      $   24,915

  Included in investment securities at December 31, 1996 are various structured notes issued by governmental and quasi-governmental agencies. Structured notes are securities that typically contain embedded options such as puts, calls, caps, floors and cash flows that are linked to indices such as interest rates, prepayment rates and other financial variables.

  The Company currently holds five structured notes in its portfolio. Two are LIBOR based inverse floating rate instruments and three are step-up bonds. The notes have call option features at their various repricing dates.

  As of December 31, 1996, all investment securities, except the Federal Home Loan Bank stock, were deemed to be available-for-sale. As a result, net unrealized holding losses of $36,000 were recorded as a separate component of stockholder's equity, net of a deferred tax asset of $23,000. The Federal Home Loan Bank stock is a restricted security, carried at cost.

  The following table presents the maturities of the investment securities at December 31, 1996 (in thousands):

                                              Amortized       Approximate
                                                  Cost         Fair Value
  Due in one year or less                    $   10,736        $   10,737
  Due after one year through five years          13,110            13,027
  Due after five years                            1,128             1,151

    Total                                    $   24,974        $   24,915

  Investment securities pledged as collateral for borrowings had a book value of $1,500,00 and a fair value of $1,458,000 at December 31, 1996.


3.  Loans:

  Loans at December 31, 1996 are summarized as follows (in thousands):

  Real estate - residential                                $ 158,270
  Real estate - nonresidential                                52,083
  Retail instalment contracts                                 14,691
  Other instalment loans                                       8,481
  Less: Unearned interest and fees                            (3,253)

    Total                                                  $ 230,272

  Nonperforming loans at December 31, 1996 totaled $849,000; there were no material outstanding commitments related to the nonperforming loans. Interest which would have been earned under the original terms on nonaccrual loans does not significantly differ from actual amounts recorded.

  Neither the Company nor either of its subsidiary banks had outstanding loans to their directors or their affiliates at December 31, 1996 or at any time during the year then ended.

  The Company is a party to financial instruments with off balance sheet risk in the normal course of business to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the Statement of Financial Condition. Commitments to extend credit totaled $25,921,000 at December 31, 1996. There were no letters of credit outstanding in 1996.

  Commitments to extend credit are agreements to lend to customers as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis, and the amount of required collateral is based thereon.

  Loans pledged as collateral for borrowings totaled $17,290,000 at December 31, 1996.

  The approximate fair value of the Company's loans as of December 31, 1996 is summarized as follows (in thousands):

                                               Net Book         Approximate
                                                 Value           Fair Value
  Real estate secured loans                  $  210,674         $   207,810
    Retail instalment contracts                  13,519              13,519
    Other instalment loans                        9,332               9,724

                                             $  233,525         $   231,053

4.  Allowance for Loan Losses:

  The following summarizes the activity in the allowance for loan losses for the year ended December 31, 1996 (in thousands):

  Balance, January 1                                       $    5,430
    Provision charged to expense                                  456
    Charge-offs                                                  (774)
    Recoveries                                                    214
    Allowance established on loans purchased                      610

  Balance, December 31                                     $    5,936

5.  Customer Deposits:

  The net book value and approximate fair value of the Company's customer deposits as of December 31, 1996 are as follows (in thousands):

                                             Net Book          Approximate
                                               Value            Fair Value

  Certificates of deposit $100,000
    and over                                $  10,674          $  10,714
  Certificates of deposit under
    $100,000                                  117,588            117,943
  Savings accounts                              1,534              1,534
  Money market accounts                        17,284             17,284
                                             $147,080          $ 147,475

  Maturities of time deposits are $85,855,000 in 1997, $28,891,000 in 1998,
  $6,753,000 in 1999 and $6,763,000 thereafter.


6. Notes Payable:

  Note Payable

  The Company has a note payable to the Federal Home Loan Bank of Seattle ("FHLB") in the amount of $4,200,000. On a specified day each quarter, upon giving the Company a five business day written notice, FHLB has the option to terminate the advance at par. Under the credit agreement, which matures December 3, 2001, interest is payable monthly and determined using
  a fixed annual interest rate of 4.98%.   Interest expense on the above
  debt was approximately $15,000 in 1996.

  Credit lines

  On August 16, 1996, the Company obtained a revolving credit line of $2,685,000 from FHLB by investing $300,000 in FHLB stock. Under the revolving credit line, which expires August 15, 1997, interest is payable monthly and equal to FHLB's cash management rate (7.20% at December 31, 1996). At December 31, 1996, there were no outstanding borrowings under the line of credit. Interest expense in 1996 related to the borrowings on the revolving credit line was approximately $14,000.

  Throughout 1996, the Company had an arrangement with GWB for a $75 million revolving credit line which was to expire on December 31, 1998. Under the revolving credit line, interest was payable monthly at a rate equal to GWB's
  30-day commercial paper rate plus .25% (5.70% at December 31, 1996).
  At December 31, 1996, outstanding borrowings under this line of credit totaled $62,077,000.

  The Company also had a 9.60% $5,500,000 note payable to GWB dated July 10, 1990 and due July 1997.

  Interest expense related to the above affiliated debt was $2,589,000 in 1996.

  Effective December 31, 1996, both the GWB line of credit and the note payable to GWB were replaced by a revolving credit line with Aristar at substantially the same terms as the GWB revolving credit line, except that the new line will bear interest at Aristar's weighted-average commercial paper rate.

6.  Restrictions on Dividends:

  The amount of dividends which the Company may pay is limited because of limitations placed on its two bank subsidiaries by applicable laws and regulations. FCIB, incorporated under the laws of Colorado, may pay dividends without regulatory approval only to the extent that the total of all dividends declared in a year do not exceed the total of its net profit of that year combined with its retained net profits of the two preceding years. Additionally, Colorado law requires the maintenance of adequate
  capital levels.   GWTL, incorporated under the laws of Utah, may pay
  dividends only to the extent of its net profits, subject to a 90% of net profits limitation until the retained earnings equal 100% of capital stock. The FDIC imposes no dollar limit on dividends paid by state-chartered
Companies but requires maintenance of adequate capital levels.

7.  Regulatory Capital Adequacy:

  The Company's two bank subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, each Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets (as defined in the regulations). Management believes, as of December 31, 1996, that both of its bank subsidiaries meet all capital adequacy requirements to which they are subject.

  As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized both of the Company's bank subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the following tables. Each bank's actual capital amounts and ratios are also presented in the tables. There are no conditions or events since that notification that management believes have changed the banks' category.

  First Community Industrial Bank

                                                            To Be Well
                                                         Capitalized Under
                                        For Capital      Prompt Corrective
                             Actual   Adequacy Purposes: Action Provisions:
        (000's)     Amount    Ratio   Amount    Ratio      Amount    Ratio
   As of December 31, 1996:
     Total Capital
      (to Risk Weighted
      Assets)       $46,749    30.5%   >$12,270  >8.0%     >$15,342   >10.0%

   Tier I Capital
     (to Risk Weighted
     Assets)        $44,791    29.2%   >$ 6,137  >4.0%     >$ 9,205   > 6.0%

   Tier I Capital
     (to Average
     Assets)        $44,791    22.7%   >$ 5,924  >3.0%     >$ 9,874   > 5.0%


     Great Western Thrift and Loan
                                                            To Be Well
                                                            Capitalized Under
                                         For Capital        Prompt Corrective
                           Actual      Adequacy Purposes:   Action Provisions:
             (000's)  Amount   Ratio   Amount    Ratio      Amount    Ratio

   As of December 31, 1996:
     Total Capital
       (to Risk Weighted
       Assets)        $ 7,949   16.9%  >$3,756    > 8.0%    >$4,694    >10.0%

     Tier I Capital
       (to Risk Weighted
       Assets)        $ 7,360   15.7%  >$1,877    > 4.0%    >$2,817    > 6.0%

     Tier I Capital
       (to Average
       Assets)        $ 7,360   12.8%  >$1,730    > 3.0%    >$2,883    > 5.0%


     8. Noninterest Expense - Other:

     Components of other noninterest expense for the year ended
     December 31, 1996 are listed below (in thousands):

  [S]                                                        [C]
  Expenses related to real estate owned                      $     19
  FDIC and state Company assessments                               48
  Data processing services                                        328
  Advertising                                                     368
  Other                                                         1,724

  Total                                                      $  2,487


9.  Intercompany Charge in Lieu of Income Taxes:

  The components of intercompany charge in lieu of income taxes for the year ended December 31, 1996 are as follows (in thousands):
  [S]                                                        [C]
  Current
     Federal                                                 $  2,673
     State                                                        486
  Deferred                                                        (27)

    Total                                                    $  3,132

  Intercompany charge in lieu of income taxes, 38.9% of income before income taxes, varies from the statutory Federal income tax rate of 35.0% primarily because of the 3.9% effect of State income taxes, net of Federal benefit.

  Deferred tax assets at December 31, 1996 totaled $1,965,000 and relate primarily to the allowance for loan losses and net unrealized holding loss on investment securities.

10. Retirement and Savings Plans:

  Substantially all of the Company's employees are covered by Great Western's non-contributory defined benefit pension plan. Accumulated plan benefits and annual pension expense are based upon a percentage of employee salaries. Due to the Company's participation in a multi employer defined benefit plan, information as to separate company participant assets and vested benefits is not presented.

  The Company's employees participate in Great Western's employee savings plan, which allows employees to defer part of their pretax compensation until retirement. Great Western's contributions equal 50% of the contributions made by employees up to 6% plus annual discretionary amounts, if any, as determined by Great Western's management.

  The Company's employees also participate in Great Western's postretirement benefit plans which provide medical and dental health benefits to retired employees who meet certain eligibility requirements. In addition, nominal group life insurance is provided. The accumulated postretirement benefit obligation and related expense are derived from an allocation formula based on the Company's total participants and the Plan's total participants.

  Total benefits expense allocated from GWB for the above and certain other benefits was $341,000 for the year ended December 31, 1996.

11. Transactions with Related Parties:

  Aristar provides supervisory, accounting and administrative resources to the Company at no cost. Aristar also provides data processing services to the Company. In 1996, data processing service fees paid to Aristar totaled $328,000 . Management does not believe the Company's operating results would be materially different if operated on a stand alone basis.


12.  Leases:

  At December 31, 1996, the Company leased office space for its branch offices. Under operating leases that have initial or remaining noncancelable lease terms in excess of one year, approximate aggregate annual minimum rentals are $328,900 in 1997, $283,100 in 1998, $128,500 in
  1999, $91,700 in 2000; $66,400 in 2001; and $2,600 thereafter.  Rent expense for 1996 was $383,000.

13. Commitments and Contingencies:

  The Company is routinely involved in litigation incidental to its business. It is management's opinion that the aggregate liability arising from the disposition of all such pending litigation will not have a material adverse effect on the Company.

14. Approximate Fair Values of Financial Instruments:

  A summary of the approximate fair value of the Company's financial instruments as of December 31, 1996, as compared to their carrying values, is set forth in the following table (in thousands):


                                                    Carrying      Approximate
                                                      Value        Fair Value

  Investment securities (Note 2)                   $  24,915       $   24,915
  Loans (Note 3)                                     233,525          213,053
  Customer deposits (Note 5)                         147,080          147,475
  Notes payable (Note 6)                              71,777           71,777

  See Note 1 and the referenced Notes for additional information.